EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Roanoke Technology Corp. and subsidiaries on Form SB-2 (No. 333-110596) of our audit report, dated November 25, 2003, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.

/s/ Gately & Associates, LLC

GATELY & ASSOCIATES, LLC


November 30, 2004